Exhibit 99.1

EnerSys Names Keith Fisher as President, Energy Systems Global

READING, Pa., December 5, 2024 — EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, today announced the appointment of Keith Fisher as President, Energy Systems Global effective January 2, 2025. Mr. Fisher will succeed and report to Shawn O’Connell, who was recently promoted to President and Chief Operating Officer.

Mr. Fisher, with a distinguished 27-year career, brings a proven track record of driving operational and financial excellence across multiple industries. His leadership in global strategic execution and services transformation has positioned him as an ideal candidate to lead EnerSys’ Energy Systems Global business.

Prior to joining EnerSys, Mr. Fisher served as President of Honeywell Intelligrated, where he led significant growth in services and implemented rigorous project management processes and tools leading to meaningful margin expansion and improved customer satisfaction. His tenure at Honeywell also included Vice President and General Manager of Honeywell Building Technologies Global Services where he spearheaded global service modernization initiatives, resulting in both revenue and operating income growth, through digitization and standardized processes. He has effectively led multi-billion-dollar businesses across several strategic business units, demonstrating his capacity to scale and optimize operations in various industry cycles and market conditions.

EnerSys President and Chief Operating Officer Shawn O’Connell remarked, “Keith’s extensive background in service transformation and global operational excellence will be instrumental in driving growth across our Energy Systems line of business. His experience managing 42 international sites and executing complex global strategies in multi-billion-dollar businesses positions him uniquely to lead our team into the next phase of profitable growth and service excellence.”

“I am honored to join EnerSys and to lead the Energy Systems line of business,” said Mr. Fisher. “EnerSys is at the forefront of transforming energy storage and power solutions worldwide, and I look forward to building upon its strong foundation of innovation, customer focus, and operational excellence.”
About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures, and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/
Caution Concerning Forward-Looking Statements

EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2024. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

CONTACT
Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040

E-mail: investorrelations@enersys.com